UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2022

TITAN MACHINERY INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33866	45-0357838
(Commission File Number)	(IRS Employer Identification No.)

644 East Beaton Drive
West Fargo, North Dakota 58078
(Address of Principal Executive Offices)  (Zip Code)

(701) 356-0130
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	TITN	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 8, 2022, Titan Machinery Inc. (the “Company”) entered into (1) a Securities Purchase Agreement for the acquisition of Heartland Agriculture, LLC (“Heartland Ag”) with Gordon Glade, Jeff Keller, Robert Caldwell and Michael Stopkotte as holders of the Class A membership units of Heartland Ag; Michael Anderson, Barb Anderson, David Clare, Scott Reins, Shawn Sterling, The Constance Kent Revocable Trust and Lenco Enterprises, LLC as holders of the Class B membership units of Heartland Ag; Heartland Ag; and Robert Caldwell, solely in his capacity as Seller Representative (the “Heartland Ag Purchase Agreement”); (2) a Securities Purchase Agreement for the acquisition of Heartland Solutions, LLC (“Heartland Solutions”) with Oak Hill Capital, LLC, Jeff Keller and Robert Caldwell as holders of the membership units of Heartland Solutions; Heartland Solutions; Robert Caldwell, solely in his capacity as Seller Representative; and solely for purposes of being bound by Sections 6.07 and 9.13 thereof, Gordon Glade (the “Heartland Solutions Purchase Agreement”); and (3) a Securities Purchase Agreement for the acquisition of Heartland Leverage Lender, LLC (“Heartland Leverage Lender” and together with Heartland Ag and Heartland Solutions, the “Heartland Companies”) with Gordon Glade, Jeff Keller and Robert Caldwell as holders of the membership units of Heartland Leverage Lender; Heartland Leverage Lender; and Robert Caldwell, solely in his capacity as Seller Representative (the “Heartland Leverage Lender Purchase Agreement” and together with the Heartland Ag Purchase Agreement and the Heartland Solutions Purchase Agreement, the “Heartland Purchase Agreements” and the transactions contemplated by the Heartland Purchase Agreements being the “Transactions” and each a “Transaction”). The Heartland Companies operate Case IH application equipment distributorships that sell agriculture application equipment and provide other application-focused solutions for commercial agriculture applicator customers through distribution agreements with Case IH that cover 17 midwestern and northwestern states, supported by 12 retail stores.

Pursuant to the terms of the Heartland Purchase Agreements, the Company will acquire all of the issued and outstanding membership units of Heartland Ag for a base purchase price payable in cash of $74.3 million, all of the issued and outstanding membership units of Heartland Solutions for a base purchase price payable in cash of $15.7 million and all of the issued and outstanding membership units of Heartland Leverage Lender for a base purchase price payable in cash of $3 thousand (in the aggregate, the “Base Purchase Price”), which Base Purchase Price is subject to adjustment, upwards or downwards, based upon the amount of (i) working capital and (ii) property, plant and equipment at the Heartland Companies as of the closing of the Transactions as compared to pre-determined target levels set forth in the Heartland Purchase Agreements and other customary closing adjustments for cash, indebtedness and transaction expenses of the Heartland Companies pursuant to the terms and conditions described in the Heartland Purchase Agreements (the “Purchase Price Adjustments”). The Company currently expects the Purchase Price Adjustments will increase the Base Purchase Price, in the aggregate, by approximately $20.0 million resulting in an aggregate purchase price payable in cash for the Heartland Companies of approximately $110.0 million (the “Purchase Price”). The Company expects to fund the Purchase Price predominately using available cash on hand.

The Heartland Purchase Agreements contain customary representations, warranties and covenants from the parties. The Company has obtained a representation and warranty insurance policy, which will be its sole recourse for breaches of representations and warranties by the Heartland Companies or the sellers under the Heartland Purchase Agreements. The representations and warranties contained in the Heartland Purchase Agreements were made only for purposes of the Heartland Purchase Agreements and as of the specific dates, and were made solely for the benefit of the parties to the Heartland Purchase Agreements. Investors should not rely on the representations and warranties or any description thereof as characterizations of an actual state of facts or condition of any of the parties to the Heartland Purchase Agreements. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Heartland Purchase Agreements, which information may or may not be fully reflected in public disclosures.

The completion of each Transaction is subject to certain customary closing conditions, including, but not limited to: (i) the absence of any statute, rule, regulation, injunction or order by any governmental authority that prohibits the consummation of such Transaction; (ii) with respect to each Heartland Purchase Agreement, the closing of the Transactions under the other two Heartland Purchase Agreements; (iii) with respect to the Heartland Ag Purchase Agreement, the receipt of written approval from CNH Industrial America LLC or its affiliates (“CNH”) for the Transactions and a commitment by CNH to enter into one or more Case IH dealer agreements with the Company with respect to commercial application equipment business of the Heartland Companies; (iv) the receipt of other third party approvals and consents specified in the relevant Heartland Purchase Agreement; (v) the absence of any Material Adverse Effect (as such term is defined in the Heartland Purchase Agreements); and (vi) the delivery to the Company of certain payoff letters described in the relevant Heartland Purchase Agreement and other customary applicable releases, termination statements or other similar documentation (to the extent not included in the payoff letters), releasing and terminating any and all liens and mortgages (other than permitted liens) relating to indebtedness of the Heartland Companies and certain specified sellers.

The parties currently expect the Transaction to close in August 2022, subject to the satisfaction of the closing conditions set forth in the Heartland Purchase Agreements.

The foregoing descriptions of the terms of the Heartland Purchase Agreements are qualified in their entirety by reference to the full text of the Heartland Purchase Agreements, which are filed herewith as Exhibits 2.1, 2.2 and 2.3, and incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K includes certain statements that are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “potential,” “believe,” “estimate,” “expect,” “intend,” “may,” “could,” “will,” “plan,” “anticipate,” and similar words and expressions are intended to identify forward-looking statements. These statements are based upon the current beliefs and expectations of the Company’s management. Forward-looking statements made in this Current Report on Form 8-K include statements regarding the expected amount of the Purchase Price for the Transactions, the timing of the closing of the Transactions, and involve known and unknown risks and uncertainties that may cause the Purchase Price amount or the closing date for the Transactions to differ from the Company’s current expectations. The Company’s risks and uncertainties include, among other things, the Company’s ability to consummate the Transactions on the terms described in this Current Report on Form 8-K or at all, including the parties’ ability to satisfy the relevant closing conditions set forth in the Heartland Purchase Agreements, the risk that the Company assumes unforeseen or other liabilities in connection with the Transactions, and the impact of any conditions imposed on the Company under the new Case IH dealer agreements for the commercial application equipment business of the Heartland Companies. In addition, the risks also include those described in Company’s filings with the Securities and Exchange Commission, including the Company’s most recently filed Annual Report on Form 10-K, as updated in subsequently filed Quarterly Reports on Form 10-Q, as applicable. The Company conducts its business in a highly competitive and rapidly changing environment. Accordingly, new risk factors may arise. It is not possible for the Company’s management to predict all such risk factors, nor to assess the impact of all such risk factors on the Company’s business or the extent to which any individual risk factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Other than required by law, the Company disclaims any obligation to update such factors or to publicly announce results of revisions to any of the forward-looking statements contained in this Current Report on Form 8-K to reflect future events or developments.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits:

Exhibit No.	ITEM

2.1*
Securities Purchase Agreement, dated as of July 8, 2022, by and among Titan Machinery Inc.; Heartland Agriculture, LLC; Gordon Glade, Jeff Keller, Robert Caldwell and Michael Stopkotte; Michael Anderson, Barb Anderson, David Clare, Scott Reins, Shawn Sterling, The Constance Kent Revocable Trust and Lenco Enterprises, LLC; and Robert Caldwell, solely in his capacity as Seller Representative.

2.2*
Securities Purchase Agreement, dated as of July 8, 2022, by and among Titan Machinery Inc.; Heartland Solutions, LLC; Oak Hill Capital, LLC, Jeff Keller and Robert Caldwell; Robert Caldwell, solely in his capacity as Seller Representative; and solely for purposes of being bound by Sections 6.07 and 9.13 thereof, Gordon Glade.

2.3*
Securities Purchase Agreement, dated as of July 8, 2022, by and among Titan Machinery Inc.; Heartland Leverage Lender, LLC; Gordon Glade, Jeff Keller and Robert Caldwell; and Robert Caldwell, solely in his capacity as Seller Representative.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission on request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN MACHINERY INC.

Date:	July 14, 2022	By	/s/ David Meyer
David Meyer
Board Chair and Chief Executive Officer